FILED # C16097-02
                     Articles of Incorporation
                       (PURSUANT TO NRS 78)        Filing fee:  JUNE 25 2002
                         STATE OF NEVADA           Receipt #:

                                                        IN THE OFFICE OF
                             [SEAL]                      /s/Dean Heller
                                                DEAN HELLER SECRETARY OF STATE

                         STATE OF NEVADA
                        Secretary of State
(For filing office use)                                (For filing office use)
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1.  NAME OF CORPORATION: Am Build Inc.
                        ------------------------------------------------------
2.  RESIDENT AGENT: (designated resident agent and STREET ADDRESS in Nevada where process may be served)

    Name of Resident Agent:  Corporate Creations Network Inc.
                           ---------------------------------------------------

    Street Address: 8275 South Eastern Avenue #200-47  Las Vegas   NV    89123
                   -----------------------------------------------------------
                      Street Name                        City     State   Zip

    Mailing Address (if different): 941 Fourth Street #200, Miami Beach,
                                    FL  33139
                                   -------------------------------------------
3.  AUTHORIZED SHARES: (number of shares the corporation is authorized to issue)

    Number of shares with par value 50,000,000  Par Value: $.0001
                                   ------------           --------

    Number of shares without par value:-----------

4.  GOVERNING BOARD: shall be styled as (check one):  X  Directors    Trustees
                                                     ---           ---

    The FIRST BOARD OF DIRECTORS shall consist of  one  members and the names
                                                  -----
    and addresses are as follows:

    J. Paul Hines                        120 Eglinton Avenue East,
                                         Suite 500  Toronto ON M4P 1E2
    -----------------------------        -------------------------------------
    Name                                 Address               City/State/Zip

    -----------------------------        -------------------------------------
    Name                                 Address               City/State/Zip

    -----------------------------        -------------------------------------
    Name                                 Address               City/State/Zip

    -----------------------------        -------------------------------------
    Name                                 Address               City/State/Zip

    -----------------------------        -------------------------------------
    Name                                 Address               City/State/Zip

5.  PURPOSE:  The purpose of the corporation is to conduct or promote any lawful business or purposes.
6. NRS 78.037: States that the articles of incorporation may also contain a provision eliminating or limiting the personal liability of a director or officer of the corporation or its stockholders for damages for breath of fiduciary duty as a director or officer except acts or omissions which include misconduct or fraud. Do you want this provision to be part of your articles?

      Please check one of the following:  YES   X        NO
                                               ---            ---
7. OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information noted on separate pages. But, if any of the additional information is contradictory to this form it cannot be filed and will be returned to
      you for correction.  NUMBER OF PAGES ATTACHED   1  .
                                                    -----

8. SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles:

    Corporate Creations International Inc.
    --------------------------------------------
    Name (print)

    941 Fourth Street #200 Miami Beach FL  33139
    --------------------------------------------
    Address                      City/State/Zip


    /s/Randy A. Fernandez

    CORPORATE CREATIONS INTERNTIONAL INC.
    --------------------------------------------
    Randy A.  Fernandez   Vice President

9.  CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

    Corporate Creations Network Inc. hereby accepts appointment as Resident Agent for the above named corporation

    /s/illegible                                      Date:    6/24/02
    -------------------------------------                  -------------
    CORPORATE CREATIONS NETWORK INC.


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                        Articles of Incorporation
                          (PURSUANT TO NRS 78)         Filing fee:
                            STATE OF NEVADA            Receipt #:


                                 [SEAL]


                            STATE OF NEVADA
                           Secretary of State

(For filing office use)                              (For filing office use)
------------------------------------------------------------------------------

                             Attachment # 1


3.  SHARES:  Continued


     In addition, the Corporation shall have the authority to issue 50,000,000 shares of preferred stock, par value $ .0001 per share, which may be divided into series and with the preferences, limitations, and relative rights determined by the Board of Directors.




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                         SECRETARY OF STATE


                               [SEAL]


                          STATE OF NEVADA
                         CORPORATE CHARTER


I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that AM BUILD INC. did on June 25, 2002 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.



                                        IN WITNESS WHEREOF, I have hereunto
                                        set my hand and affixed the Great
                                        Seal of State, at my office, in
                                        Carson City, Nevada, on June 26, 2002.



                                        /s/Dean Heller

[SEAL]                                          Secretary of State


                                        By  /s/Laurie Freeman

                                                Certification Clerk





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